Exhibit 24


                                 POWER OF ATTORNEY


Each of the undersigned directors and/or officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 1998, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                 Title                               Date


/s/ Jerome J. Goldstein   Director and Chairman of
                          the Board                        2/10/99


/s/ Mark E. Goldstein     Director, President and          2/10/99
                          Chief Executive Officer

/s/ Carolyn J. Anderson   Director,                        2/10/99
                          Executive Vice President
                          Chief Operating Officer and
                          Corporate Secretary

/s/ Barry Shepard         Director, Treasurer and Chief    2/10/99
                          Financial Officer

/s/ Dennis H. Field       Director                         2/17/99

/s/ James F. Keane        Director                         2/10/99

/s/ Michael J. Sheets     Director                         2/10/99